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Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Lincoln Electric Holdings, Inc. (the "Company") for the three months ended June 30, 2013, as filed with the Securities and Exchange Commission (the "Report"), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to such officer's knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date: July 31, 2013
/s/ Christopher L. Mapes
Christopher L. Mapes President and Chief Executive Officer

/s/ Vincent K. Petrella
Vincent K. Petrella Senior Vice President, Chief Financial Officer and Treasurer

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Exhibit 32.1